Exhibit 10.15

LEASE

THIS LEASE (“Lease”) is made and entered into as of the 22nd day of December, 2020 (“Effective Date”) by and between LANGTREE DEVELOPMENT COMPANY, LLC, a North Carolina limited liability company, or its assigns, with offices at 5800 Monroe St, Building F-5, Sylvania, Ohio 43560 (“Landlord”), and JDL Digital Systems DBA Airship Industries, Inc, a Washington State Corporation, with offices at 12226 134th Court NE Redmond, WA 980252 (“Tenant”).

WITNESSETH THAT:

Landlord does hereby lease to Tenant and Tenant does hereby rent from Landlord the following: approximately Three Thousand Six Hundred Twenty-One (3,621) rentable square feet (“RSF”) of floor space, as outlined on Exhibit “B” attached hereto (the “Leased Premises”), in the mixed use center (“Mixed Use Center”) and building designated on Exhibit “B” located at 401 Langtree Rd., Mooresville, NC 28117, which real estate is more fully described on Exhibit “A”, attached hereto (the “Property”); reserving however, unto Landlord and to other tenants, the remainder of the Mixed Use Center and Property. The Leased Premises shall be delivered by Landlord to Tenant in “AS-IS” condition.

TO HAVE AND TO HOLD the Leased Premises unto Tenant for a Term as hereinafter provided, unless sooner terminated as hereinafter provided, subject to the payment, performance and observance of each and every of the rents, covenants and conditions to be paid, performed and observed, as hereinafter set forth:

1. Use. Tenant shall use and occupy the Leased Premises during the Term hereof solely for use as a professional office, and all matters incident and related thereto. Tenant, Tenant’s employees and invitees, shall have the reasonable, non-exclusive use of the parking lot, sidewalks and entranceways in common with Landlord and other tenants, their employees and invitees, for ingress and egress from the Leased Premises, provided that all of the foregoing portions of the ground and the Property, except the Leased Premises, shall be under the exclusive control of Landlord. Landlord must approve, in advance and in writing, any other use of the Leased Premises by Tenant other than the use expressly articulated in this numbered Section 1. Further, the Leased Premises shall not be used for any use or business which would violate those restrictions, if any, found in the deed for the Property or any declaration of restrictions recorded in conjunction therewith, or any amendments thereto, or any exclusive use or restrictive use granted or reserved now or in the future to any other tenant in the Mixed-Use Center or on the Property. Tenant agrees that by entering into this Lease, it will not violate or be in breach of any restriction by which it is bound under any other lease or agreement to any other person. Tenant shall procure at its sole expense any permits, licenses orders, approvals, consents and other authorizations (collectively, the “Authorizations”) required for the use, development transaction of Tenant’s business in the Leased Premises and otherwise comply with all applicable laws and regulations of any and all governmental authorities.

2. Lease Term.

A. Original Term. The original term (“Original Term”) of this Lease shall commence on January 1, 2021. Rent payments shall commence on January 1, 2021 (the “Commencement Date”) and shall terminate Thirty-Eight (38) months thereafter, unless sooner terminated as hereinafter provided, subject to payment, performance and observance of each and every of the rents, covenants and conditions to be paid, performed and observed.

B. Option Term. Tenant shall have the right, at its election, if and only if Tenant is not in default of any of the terms and conditions of this Lease beyond any applicable notice and cure period provided herein, to extend the Original Term of this Lease for One (1) extension period of Three (3) Lease Years, commencing upon the expiration of the Original Term, provided that Tenant shall give Landlord written notice of the exercise of each election at least One Hundred Eighty (180) days prior to the expiration of the Original Term. Prior to the exercise by Tenant of any of such election to extend the Original Term, the expression “the Term”, or any equivalent expression, shall mean the Original Term; after the exercise by Tenant of the above election, the expression “the Term”, or any equivalent expression, shall mean the Original Term as it may have been extended. Except as expressly otherwise provided herein, all the agreements and conditions contained in this Lease shall apply to the additional period to which the Original Term shall be extended as above-mentioned.

C. Lease Year. The term “Lease Year” as used herein shall mean a period of twelve (12) consecutive calendar months, the first of which Lease Years shall commence on the first day of the month following the Commencement Date. Notwithstanding the preceding sentence, in the event, and only in the event, the Commencement Date falls on the first day of the month, the first Lease Year shall commence on the Commencement Date. Subsequent Lease Years shall run consecutively, each commencing on an anniversary of the commencement of the first Lease Year. Any portion of the Term of this Lease commencing prior to the first full Lease Year shall be deemed a partial Lease Year.

3. Rental.

A Original Term. Commencing on the Commencement Date, and continuing through and including the last month of the Original Term, Tenant will pay to Landlord in equal monthly installments at the address stated herein, or at such other places as may be designated in writing from time to time by Landlord, a base rental as follows (hereafter, the “Original Term Base Rent”):

Lease Months	Annual Base Rent	Months Base Rent	Annual Rent per Square Foot
Months 1-2	$0.00	$0.00	$0.00
Months 3-14	$57,936.00	$4,828.00	$16.00
Months 15-26	$61,557.00	$5,129.75	$17.00
Months 27-38	$65,178.00	$5,431.50	$18.00

B. Option Term. Option Term. Commencing on the first day of the Option Term, and throughout the remainder of said Option Term, the monthly base rental paid by Tenant during the Option Term shall be as follows (hereafter, the “Option Term Base Rent”):

Option Term Lease Months	Annual Base Rent	Monthly Base Rent	Annual Rent per Square Foot
Months 39-50	$67,133.34	$5,594.45	$18.54
Months 51-62	$69,147.34	$5,762.28	$19.10
Months 63-74	$71,221.76	$5,935.15	$19.67

The Original Term Base Rent and Option Term Base Rent shall hereafter be collectively referred to as the “Base Rent.

C. Due Date: Late Charge. Tenant shall pre-pay the first month’s rent, or Four Thousand Eight Hundred Twenty-Eight and 00/100 ($4,828.00) Dollars, upon lease execution which shall be used as the rent payment for the first month that rent is due. Said monthly Base Rent payments shall be payable on or before the first day of each month, in advance and shall be deposited via electronic funds transfer throughout the term of the Lease, without any deduction or setoff. A “Late Charge” of five percent (5%) of the monthly portion of Base Rent and Additional Rent (as defined in numbered Section 40 hereto) shall be charged on all Base Rents and Additional Rent not received by Landlord prior to the fifth day of each month, or the date otherwise specified for the payment of Additional Rent as periodically provided herein; such Late Charge shall be payable with the next succeeding month’s Base Rent, except for the last month of the Term, or any extension thereof, in which event the same shall be paid upon demand. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Base Rent and Additional Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of Base Rent and Additional Rent shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Base Rent and Additional Rent, or pursue any other remedies available to Landlord. Should the Commencement Date be on a day other than the first day of the month, the Base Rent for such month shall be prorated based upon the actual number of days in such month. All sums payable by Tenant to Landlord under this Lease, including without limitation, Base Rent and Additional Rent, if not paid when due, shall accrue interest at the rate of twelve percent (12%) per annum from their due date until paid. Said interest shall be paid to Landlord by Tenant upon demand.

4. Tenant Improvements. Tenant shall, at Tenant’s sole cost, risk, direction and expense, perform all work and supply all installations and shall fully equip the Leased Premises with all trade fixtures, furniture, furnishings, exterior signs, special equipment and other items necessary for the completion of the Leased Premises and the proper operation of Tenant’s business, all of such being herein referred to as “Tenant’s Work”. All items installed by Tenant shall be new and fully paid for in cash by Tenant. Tenant shall not undertake any construction, nor shall Tenant install any equipment without first obtaining Landlord’s written approval of plans and specifications therefore (hereinafter referred to as the “Plans and Specifications”, to be attached hereto and made a part of this Lease as Exhibit “C”), which Plans and Specifications shall be submitted to Landlord within thirty (30) days after Landlord or Landlord’s architect provides Tenant with outline plans for the Leased Premises. The approval by Landlord of the Plans and Specification shall not constitute the assumption of any liability on the part of Landlord for their accuracy or their conformity with building code requirements, and Tenant shall be solely responsible for such Plans and Specifications. The approval by Landlord of the Plans and Specifications shall not constitute a waiver by Landlord of the right thereafter to require Tenant to amend the same to provide for omissions or deficiencies therein later discovered by Landlord or any governmental subdivision or agents or representatives thereof. Landlord’s approval of the Plans and Specifications shall not constitute a warranty or representation by Landlord that the Plans and Specifications comply with applicable laws. Thereafter, no changes shall be made in the Plans and Specifications without the consent of Landlord. Tenant shall pay to Landlord upon demand any additional cost incurred by Landlord as a result of changes requested by Tenant and approved by Landlord. Tenant shall not commence any work until Tenant receives written approval from Landlord of Tenant’s general contractor and Tenant delivers to Landlord a policy or policies of public liability and property damage insurance in the amounts set forth in numbered Section 12 hereof naming Landlord and Landlord’s mortgagee, if any, as additional insureds, ln limits and with companies acceptable to Landlord and Landlord’s mortgagee, if any. Subject to Section 6 hereof, possession of the Leased Premises shall be turned over to Tenant upon execution of this Agreement by Landlord and Tenant, at which time Tenant may commence Tenant’s Work.

Except as otherwise provided herein: (i) Landlord shall under no circumstances be required to build any improvements at the Leased Premises, make any repairs, replacements, alterations or renewals of any nature or description to the Leased Premises, make any expenditure whatsoever in connection with this Lease or maintain the Leased Premises in any way; and (11) Landlord shall not be required to maintain, repair or rebuild all or any part of the Leased Premises, and Tenant waives the right to (a) require Landlord to maintain, repair, or rebuild all or any part of said Leased Premises (unless such repairs are needed to cure damage to the Leased Premises caused by the gross negligence or willful misconduct of the Landlord), or (b) make repairs at the expense of Landlord pursuant to any contract, agreement, covenants, condition or restriction at any time in effect. Tenant, its agents, employees and contractors, shall then have the exclusive duty, at Tenant’s sole cost and expense, to make any and all alterations and respectively procure and provide all Authorizations, equipment, inventory, fixtures, stock in trade and other items necessary to conduct the permitted use as set forth above (whether on behalf of Tenant, its agents, employees and/or contractors) at the Leased Premises, all in accordance with this numbered Section 4 and numbered Section 24 hereof. Under no circumstances shall Tenant be permitted to make any structural alterations or roof penetrations or otherwise go on the roof of the Building without the prior written consent of Landlord. Tenant shall promptly repair any damage to the Building caused by any alterations, additions or improvements undertaken by Tenant. Notwithstanding anything else contained in this Section or in this Lease to the contrary, any improvements contemplated by Tenant which involve work on or to the roof or fire protection system of the Building, must be performed by the contractor normally used by Landlord for roofing or fire protection system work, as the case may be, unless Landlord agrees in writing to the contrary.

5. Operating of Business. Tenant agrees to open its professional office for business, fully fixtured, stocked and staffed and to continuously conduct in one hundred percent (100%) of the Leased Premises, during normal business hours on all business days, except where Tenant is prevented from doing so by strikes, casualty or acts by God. In the event Tenant shall not continuously operate within the Leased Premises as called for in this numbered Section 5, except where excused as above provided and upon ten (10) days’ written notice, first given Tenant by Landlord, Landlord shall have the right to either: (i) immediately terminate this Lease, without any further obligation whatsoever to Tenant under the terms of this Lease, or (ii) seek all necessary legal and/or equitable relief and/or action as Landlord deems reasonably necessary to enforce the provisions of this numbered Section 5 and any other section of the Lease. Landlord may exercise either one or both of the above set forth remedies. Tenant acknowledges that the Mixed Use Center and Leased Premises are structurally connected and may include certain interior common areas, including doorways, hallways, stairwells, storage areas and related space, which interior common areas are subject to rules and regulations that are or will be adopted by Landlord relating to access, use and hours of operation. Tenant agrees to abide by said rules and regulations as may be amended from time to time by Landlord

6. Required Insurance. Notwithstanding any language to the contrary herein contained, Tenant shall not perform any work around or within the Leased Premises nor deliver any trade fixtures, merchandise or other personal property to the Leased Premises without first having furnished to Landlord all certificates of insurance and/or other evidence thereof as are called for in numbered Section 4 and numbered Section 12 hereof.

7. Repairs and Maintenance. Landlord will, at Landlord’s expense, make structural repairs and replacements to the exterior of all buildings, including the Leased Premises, located on the Property, including the roof, except where such repairs and/or replacements were made necessary by acts or omissions of Tenant, Tenant’s employees or invitees; and Landlord will, at Landlord’s initial expense but subject to Tenant’s Common Area Charge (as defined in numbered Section 25) reimbursement payable pursuant to numbered Section 25 hereto, keep and maintain the sidewalks, parking lots, gutters and curbs on the Property free and clear of all obstructions and promptly remove all snow and ice from said sidewalks and parking lots. Landlord will, at Landlord’s initial expense but subject to Tenant’s Common Area Charge (as defined in numbered Section 25) reimbursement payable pursuant to numbered Section 25 hereto, make all repairs to and maintain the parking lot, driveways and sidewalks located on the Property in good condition and repair. During the Term hereof, or any extension thereto, Tenant will make all repairs and/or replacements to and be responsible for all general, ordinary and necessary maintenance of the air conditioning, heating, ventilating equipment, plumbing, gas, electrical, sprinkler and other similar units and systems within and servicing the Leased Premises (“Systems”), as more fully detailed in numbered Section 8 hereto, and interior of the Leased Premises, including maintaining doors and windows in good condition and repair, to Landlord’s reasonable satisfaction, and timely pay all expenses and reimbursements as provided in numbered Section 25 below.

8. Tenant’s Covenants. Tenant covenants, warrants and agrees:

A. To occupy the Leased Premises in a safe and careful manner in compliance with all laws, ordinances, rules, regulations and orders of all governmental bodies having jurisdiction over the Leased Premises and, without committing or permitting waste, to advise Landlord and provide Landlord, within ten (10) days after receipt, with copies of: (i) any notice alleging violation of any laws, ordinances, rules, regulations and orders of any and all governmental bodies relating to the Leased Premises; (ii) any claim made or threatened regarding non-compliance relating to the Leased Premises; or (iii) any and all governmental or regulatory actions or investigations instituted or threatened regarding non-compliance and relating to the Leased Premises;

B. Not to do or suffer anything to be done or kept in or about the Leased Premises which contravenes Landlord’s insurance policies or increases the premiums therefor, and to comply with insurance underwriter recommendations;

C. Not to permit any reproduction of sound that is audible outside the Leased Premises or permit odors to be unreasonably dispelled from the Leased Premises;

D. Not to place, or suffer to be placed or maintained on the exterior of the Leased Premises; on in the interior of the Leased Premises if it is v1sible from the exterior, or in any vestibule of the Leased Premises, any sign, lettering, advertls1ng matter or other item of any kind, and not to place or maintain any decoration, lettering or advertising matter on the glass or surface of any window or door of the Leased Premises nor on the exterior of the Leased Premises, nor on any portion of the Common Areas (as defined in numbered Section 25 herein), including sidewalks, without the prior written consent of Landlord. Ail exterior signs shall be subject to Landlord’s prior approval. All approved signs shall refer to the business of Tenant only and Tenant shall keep all approved signs in good order and repair and promptly remove same upon expiration or earlier termination of the Lease, and repair all damage resulting from the installation, operation, use and removal of such signs;

E. Not to paint or decorate any part of the exterior of the Leased Premises, or any part of the interior of the Leased Premises visible from the exterior thereof, without Landlord’s prior written approval. Tenant shall remove promptly, upon notice from Landlord, or take such other action as Landlord may direct, any such paint or decoration which has been applied without Landlord’s required approval, whereupon Tenant shall repair any and all damage occasioned by the installation, application, existence or removal of any such unapproved paint or decoration;

F. To park Tenant’s vehicles and to require all employees to park vehicles only in such places as may be reasonably and non-discriminatorily designated from time to time by Landlord for the use of Tenant and its employees;

G. Not to keep, place or maintain any trash, refuse or other articles in any vestibule, window, doorway or entranceway of the Leased Premises, on the sidewalks or adjacent areas, or elsewhere on the exterior of the Leased Premises. All trash, garbage, rubbish or other refuse shall be kept in rodent and insect proof containers within the interior of the Leased Premises, and out of sight 9f the windows and doors of the Leased Premises until properly removed;

H. Not to load or unload or permit the loading or unloading of equipment or other property from any doors of the Leased Premises that open onto the front sidewalk areas of the Property, nor from any other doors except from those areas of the Leased Premises designated by Landlord, and to use its best efforts to prevent the parking or standing of vehicles and equipment upon the Property except when actually engaged in loading or unloading;

I. Not to conduct any auction, fire or going out of business sale without the prior written consent of Landlord;

J. To permit Landlord free access to the Leased Premises at all reasonable times for the purpose of examining the same or making alterations or repairs to the Leased Premises that Landlord may deem necessary for the safety or preservation thereof;

K. To adequately heat and cool the Leased Premises;

L. Not to solicit any business in the Common Areas or distribute handbills or other advertising matter to customers, or place the same in or on automobiles in the Common Areas;

M. To comply with all reasonable non-discriminatory rules and regulations which Landlord may from time to time establish for the use and care of the Leased Premises, the Common Areas and the other facilities and buildings on the Property;

N. To operate the Systems in full accord with the equipment manufacturers’ instructions and recommendations, including by example but not limitation, such items as lubrication, belt adjustments and replacement of filters and maintain and service such equipment ln accordance with the recommendations of Landlord’s consultants;

0. Not to allow any connection and/or use of electrical equipment that would cause an overload of the existing electrical service and/or distribution facilities;

P. Not to allow any discharge of oil, grease or “process waste” materials of any sort whatsoever into the sanitary and/or storm sewer systems; and further not to allow any discharge of noxious odors, smoke or airborne particulate into the air without appropriate pre-treatment;

Q. Not to allow any person to use the Leased Premises or any area of the Common Areas or part thereof to perform mechanical or service operations or other repairs to any vehicle and to take such steps as shall be necessary to prohibit same;

R. To hire or retain security services or personnel to control or supervise the actions of Tenant’s business invitees, customers or those who may congregate on or about the Leased Premises, if reasonably requested by Landlord;

S. Not to permit any “nuisance” to occur or continue, or operate any machinery or equipment within or about the Leased Premises which, in Landlord’s sole opinion, is harmful to the Leased Premises, the Mixed-Use Center and/or the Property or is disturbing or harmful to Landlord or to other tenants, their employees, customers or invitees;

T. Not to allow the Leased Premises to be used in any manner which would injure the reputation of the Leased Premises, the Mixed-Use Center or the Property or allow the Leased Premises to be used in any way which may be an annoyance or inconvenience or cause damage to any other tenant or occupant, employee, or invitee of a tenant of the Property;

U. To keep the inside and outside of the surface and/or glass of all windows and doors of the Leased Premises washed, cleaned and free of all graffiti;

V. To maintain the Leased Premises in a clean and orderly fashion, make all necessary repairs and replacements, promptly replace, at Tenant’s expense, all cracked or broken storefront or door glass upon the Leased Premises with glass of like kind and quality, upon Landlord’s approval of same, and comply with all of Landlord’s rules and regulations herein set forth required to maintain the Leased Premises and the Property in a clean and orderly fashion and in accordance with the provisions of this Lease. In the event Tenant does not conform with the terms of this Lease, Landlord reserves the right, license and easement, upon reasonable advance notice, and at Tenant’s sole cost and expense, to enter the Leased Premises for the specifi6 purpose of rectifying the unacceptable condition and restoring the interior or exterior of the Leased Premises to the condition, use and appearance required under the terms of this Lease. Such entry and actions by Landlord shall not be deemed unlawful, in contravention of any term of the Lease, nor shall they constitute Landlord’s acceptance of Tenant’s surrender of the Leased Premises.

W. To comply with the Americans with Disabilities Act of 1990 (42 U.S.C. ‘12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”.) ADA establishes requirements for business operations, accessibility and barrier removal, and such requirements may or may not apply to the Leased Premises and the Property depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. Tenant shall be responsible for undertaking ADA Title Ill compliance in and about the Leased Premises, including any leasehold improvements or other work to be performed in the Leased Premises under or in connection with this Lease, and Tenant shall be responsible for the cost of ADA Title Ill “path of travel” requirements triggered by alterations in the Leased Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

9. No Setoffs/Net Lease. Tenant shall pay all Base Rent, Additional Rent and other charges due hereunder without any deductions or setoffs whatsoever. In addition to said Base Rent to be paid, Tenant also agrees to pay during the Term, or any extension thereof, gas and electric charges, water and sewer charges, its prorated portion of real estate taxes and assessments against the Property and any improvements thereon, municipal, county, state or federal taxes, rental taxes, insurance charges, Common Area Operating Expenses as prov1ded for in numbered Section 25 hereof, any special reimbursements agreed to between Landlord and Tenant for additional water and sewer usage, and any other amounts deemed Additional Rent hereunder. It ls the intent of the parties that this shall be a “net” lease, yielding, net to Landlord, the annual rent specified herein without notice (except as may otherwise be provided in this Lease) and without any claim on the part of Tenant for diminution, setoff, counterclaim or abatement, and that all costs, expenses and obligations of every kind and nature, seen or unforeseen, including., but not limited to, the cost of taxes, utilities and insurance, relating to or in any way connected with the Property, or the use thereof, shall be paid solely by Tenant, unless otherwise expressly provided for herein.

10. Taxes.

A. Real Estate Taxes and Assessments. Subject to Tenant’s duty of reimbursement as set forth in the following sentence, Landlord will be initially responsible for and pay all real estate taxes and assessments (including those pertaining to water, streets, sewer and street lights) against the Property and any improvements thereon. On the same day Base Rent is due, Tenant shall be responsible to remit to Landlord, as Additional Rent, one twelfth (1/12) of Tenant’s annual pro-rated portion of the above referenced real estate taxes and assessments against the Property and any improvements thereon (“Tax Reimbursement”), Tenant’s share of real estate taxes and assessments shall be determined by multiplying the total amount of such taxes by the percentage or fraction obtained by dividing the rentable square feet (RSF) within the Leased Premises by the greater of: (i) the average square footage of floor space actually leased within all buildings within the Mixed-Use Center during any calendar year; or (11) ninety percent (90%) of the total number square feet of leasable floor areas within in all buildings within the Mixed-Use Center. For each calendar year or portion thereof included in the Term, Landlord may estimate the amount of the Tax Reimbursement. Upon written notice given to Tenant, the amount so estimated shall be payable by Tenant in equal monthly installments at the time specified for the payment of Base Rent. When the actual amount of real estate taxes and assessments against the Property and any improvements thereon is known, Tenant’s proportionate share thereof shall be recomputed and any overpayment shall be refunded by Landlord or any underpayment shall be paid by Tenant within thirty (30) days after Landlord has notified Tenant in writing of such adjustments, and the adjustments required by this sentence shall apply regardless of whether the Term expires during such year. The failure of Landlord to furnish notice of the estimated or actual Tax Reimbursement for any year shall be without prejudice to the right of Landlord to furnish later said notice for said period and subsequent periods.

B. Municipal, County, State or Federal Taxes. Tenant shall pay, before delinquency, all municipal, county and state or federal taxes assessed against any leasehold Interest of Tenant, sales taxes owed by Tenant or any taxes assessed against any fixtures, furnishings, equipment, stock-in-trade or other personal property of any kind owned, installed or used in or on the Leased Premises owned by Tenant or Landlord.

C. Rental Taxes. Should any governmental taxing authority levy, assess or impose any tax, excise or assessment (other than income or franchise tax) upon or against the rentals payable by Tenant to Landlord, either by way of substitution for or in addition to any existing tax on land and buildings or otherwise, Tenant shall be responsible for and shall pay any such tax, excise or assessment, or shall reimburse Landlord as Additional Rent, within ten (10) days from the receipt of such request for payment from Landlord, for the amount thereof as the case may be.

11. Facilities and Utilities

A. Gas and Electric Charges. Commencing with the date on which Landlord delivers the Leased Premises to Tenant, Tenant shall pay for natural gas, if the same is available to the Leased Premises, electric current and all other utilities required for the proper operation of Tenant’s business directly to the specific utility supplying same, including appropriate meter fees or deposits as required by the utility furnishing such services.

B. Water and Sewer Charges. Commencing also on the date on which Landlord delivers the Leased Premises to Tenant, Tenant shall pay, as Additional Rent, all water rents, all charges resulting from any sprinkler system and any sewer rents and rates charged against the Leased Premises directly to the specific utility supplying same or, if such charges are billed to and must be paid by Landlord, Tenant shall reimburse Landlord such costs, including any costs incurred by Landlord for reading any utility meter or submeters and any appropriate meter fees or deposits as required by the utility furnishing such services, as Additional Rent, within ten (10) days from the receipt of such request for payment from Landlord. To the extent such water and sewer charges are billed to the Mixed-Use Center as a whole, then such clause shall be made a part of the Common Area Charge reimbursement payable pursuant to numbered Section 25 hereto.

12. Indemnity and Insurance.

A. Indemnification by Tenant. Tenant covenants and agrees that it will protect, defend and save and keep Landlord forever harmless and indemnified against and from any penalty or damage or charges {including attorney fees) imposed for any violation of any law or ordinance, whether occasioned by the neglect of Tenant or those holding under Tenant, including Tenant’s agents, employees, contractors and invitees, and that Tenant will at all times protect, indemnify, defend, save and keep harmless Landlord against and from all claims, actions, judgments, loss, cost, damage or expense (including attorney fees) arising out of all acts, failures, omissions and negligence of Tenant, its agents, employees, contractors and invitees, which occur in or relate to the Leased Premises, the Mixed Use Center, the Common Areas or the Property causing injury to any person or property whomsoever or whatsoever, resulting or occurring by reason of Tenant’s Work, or Tenant’s construction, use or occupancy of the Leased Premises or any part thereof or any part of the Mixed-Use Center or the Property by Tenant (whether by Tenant or its agents, employees, contractors or invitees), and Tenant will protect, defend, indemnify, save and keep Landlord harmless against and from any and all loss, cost, damage or expense (including attorney fees) arising out of any failure of Tenant, its agents, employees, contractors or invitees, in any respect, to c9mply with and perform all the requirements and provisions of this Lease to be kept and performed by Tenant. Tenant acknowledges and agrees that any and all activities undertaken by Tenant, its agents, employees, contractors and invitees, at the Leased Premises, the Mixed-Use Center, the Common Areas or the Property shall be at the sole and exclusive risk of Tenant.

B. Tenant Insurance Requirements. Anything contained in this Lease to the contrary notwithstanding, Tenant hereby covenants, warrants and agrees that Tenant shall procure insurance (hereinafter referred to as “Tenant Insurance”) as such Tenant Insurance is hereinafter specifically set forth and described. Tenant Insurance shall:

consist of a policy or policies of comprehensive general liability insurance with bodily injury, property damage, personal injury, death and contractual liability endorsements and any other endorsements necessary to cover Tenant’s obligations herein;

insure and defend against any and all claims of injuries, damages, costs and expenses to any person(s) and/or property as a result of an incident occurring in, upon, on or about the Leased Premises, including all injuries, damages, costs and expenses, including but not limited to such resulting from signs, glass, awnings, fixtures or other appurtenances now or hereafter erected on, about or within the Leased Premises;

be procured and maintained in full force and effect by Tenant at its sole cost and expense and continue in full force and effect during the Term, any renewals or extensions thereof, any holdover period under the Lease, any tenancy by whatsoever name called and any period of occupancy by Tenant of the Leased Premises prior to the Commencement Date or subsequent to the expiration or earlier termination of this Lease;

be procured and maintained for the mutual benefit of Tenant, Landlord, Landlord’s mortgagee(s) and Landlord’s ground lessor(s), if any, (hereinafter collectively referred to as the “Additional Insureds”) and shall provide that the Additional Insureds be named as additional insureds thereon or thereunder under all policies of insurance required of Tenant hereunder;

provide that Tenant furnish certificates or endorsements containing a provision that the insurer or supplier of the Tenant Insurance shall not cancel, terminate, amend or refuse to renew Tenant’s Insurance, or change in any material way the nature or extent of the coverage provided by such policy or policies without first giving to the Additional Insureds thirty (30) days prior written notice by certified mail, return receipt requested. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policy or policies required to be procured by Tenant pursuant to the terms of this Lease;

provide that the insurance carrier or carriers be reasonably satisfactory to Landlord and licensed in the State in which the Leased Premises are located. The insurance carrier or carriers shall at all times during the Term of this Lease, or any extensions thereof or any additional periods of tenancy, have a policyholder’s rating of not less than “A+/7” in the most current edition of Best’s Insurance Reports;

include a waiver by the insurer or insurers of all rights of subrogation against the Additional Insureds and their shareholders, directors, partners, officers, managers, members, employees, representatives, agents and successors and/or assigns, which arise or might arise by reason of any payment under such policy or policies or by reason of any act or omission of the Additional Insureds, their shareholders, directors, partners, officers, managers, members, employees, representatives, agents and successors and/or assigns;

provide that Landlord shall have the reasonable right from time to time, on not less than thirty (30) days prior written notice, to require that Tenant increase the amount and/or type of coverage required to be maintained under this Lease;

provide that each policy or policies evidencing the Tenant Insurance shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies covered by Landlord and that any coverage carried by Landlord shall be excess insurance;

provide that the Tenant Insurance may be furnished by Tenant under a blanket policy carried by Tenant. Such blanket policy shall contain an endorsement which names the Additional Insureds as additional insureds, references the Leased Premises and guarantees a minimum limit available for the Leased Premises equal to the insurance amounts required under the provisions of this Lease;

provide that Tenant Insurance at all times be in an amount of not less than Two Million Dollars ($2,000,000,00) for each occurrence.

In the event Tenant fails to procure, maintain and/or pay for the Tenant Insurance required above, at the times and for the duration specified above, or Tenant’s insurance carrier or carriers are unable, refuse or neglect to properly evidence all of the requirements above set forth in regard to the Additional Insureds, Landlord shall have the right, but not the obligation, at any time and from time to time, and upon ten (10) days written notice to Tenant, to procure Tenant Insurance as provided for above, and/or pay the premiums for such Tenant Insurance, in which event Tenant shall repay Landlord, immediately upon demand by Landlord, as Additional Rent, all sums so paid by Landlord together with interest at the default rate thereon and any costs or expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of Landlord under this Lease. Tenant acknowledges that non-compliance with any requirement hereinabove set forth shall be an absolute default under the terms of this Lease.

C. Fire, All Risk and Additional Insurance Coverage. Subject to Tenant’s reimbursement obligations set forth below, Landlord agrees to carry policies insuring the improvements in the Mixed-Use Center against fire and such other perils as are normally covered by all risk coverage endorsements in the county where the Leased Premises are located in an amount equal to the full replacement cost of said improvements in the Mixed-Use Center, less foundations and excluding the costs of any Tenant improvements, together with insurance against such other risks (including, but not limited to earthquake and flood insurance coverage, rental interruption insurance coverage and such other related insurance or coverages) and in such amounts as Landlord and/or its mortgagee(s) deem appropriate. Tenant agrees to reimburse Landlord for that portion of the total cost of the foregoing insurance, as Additional Rent, on the pro- rata basis set forth in numbered Section 25 of this Lease, such amount to be payable as set forth in said Section; provided, however, that Tenant shall have no rights in said policy or policies maintained by Landlord and shall not, by reason of such reimbursement, be entitled to be a named insured thereunder. In the event any of Landlord’s policies insures premises or risks other than the Mixed-Use Center or the rents therefrom, the statement of the insurer shall be conclusive as to the portion of the total premium attributable to the Mixed-Use Center. Tenant agrees to pay any increase in the cost of Landlord’s insurance that is due to Tenant’s occupancy or use of the Leased Premises over the premium that would be payable if the Mixed-Use Center was occupied only by tenants engaged in general retail uses. Tenant shall pay the excess premium within ten (10) business days of Landlord notifying Tenant of the amount of such excess premium. If there is more than one tenant of the Mixed Use Center whose use is in a higher risk category, the excess premium shall be allocated equitably among those tenants.

Tenant agrees to carry, at its cost, insurance against fire and such other risks as are, from time to time, included in typical all-risk endorsements, insuring Tenant’s stock in trade, trade fixtures, furniture, furnishings, special equipment, floor and wall coverings, all Tenant improvements whether or not such are legally construed as fixtures and all other items of personal property of Tenant located on or within the Leased Premises, with such coverage to be in an amount equal to the replacement or repair cost thereof. Prior to the commencement of Tenant’s Work, Tenant shall furnish Landlord with a certificate evidencing such coverage.

13. Rights Reserved to Landlord. Landlord, provided it does not unreasonably interfere with Tenant’s use of the Leased Premises, reserves the right: to erect, use and repair pipes, wires and conduits in and through the Leased Premises; to enter upon the Leased Premises for the purpose of inspection and to exhibit same for purpose of: (i) sale during the Term, or any extension thereof, (II) rental during the last ninety (90) days of the Term, or any extension thereof, or (iii) to re-let the Leased Premises as provided for in numbered Section 20 hereof; to enter upon the Leased Premises, to clean and make such repairs, alterations, decorations, improvements or additions as Landlord may reasonably deem necessary or desirable for the safety, preservation or improvement of the Mixed-Use Center, Property and/or the Leased Premises and Landlord shall have the right to take all materials into and upon the Leased Premises that may be required for such purposes without the same constituting a total or partial eviction of the Tenant and the Base Rent and Additional Rent, as applicable, shall not be abated while said repairs, alterations, decorations, improvements or additions are being made unless Tenant’s permitted Use of the Leased Premises, as set forth in numbered Section 1 hereto, is substantially inhibited. As to public space a/k/a Common Areas on the Property, Landlord shall have the further right to change the arrangement or location of the entrances or passageways, parking, and the doing of any or all said things shall not relieve Tenant from any obligation under this Lease provided said change is done in a reasonable time and manner, so long as any such change does not have a material adverse effect on Tenant or Tenant’s use of the Leased Premises or visibility of the Leased Premises.

14. Subordination to Mortgages. This Lease and all right, title and interest of Tenant hereunder are subject and subordinate to any mortgage or mortgages, blanket or otherwise, and including any deed or deeds of trust, which do now or may hereafter affect the Property of which the Leased Premises form a part (and which may also affect other property) and to any and all renewals, modifications, consolidations, replacements and extensions thereof, provided that any such mortgage holder of a deed of trust or other lien holder shall recognize and accept Tenant as the tenant under this Lease so long as an Event of Default (as defined in numbered Section 20 hereto) has not occurred hereunder and provided that such holder provides to Tenant a non-disturbance agreement in commercially reasonable form. It ls the intention of the parties that this provision be self-operative and that no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand, at any time or times, execute, acknowledge and deliver to Landlord, without expense to Landlord, any· and all instruments that may be necessary or proper to subordinate this Lease and all rights of Tenant hereunder to any such mortgage or mortgages or to confirm or evidence said subordination. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn to the purchaser as the Landlord under this Lease. Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any such holder, any instrument which, in the reasonable judgment of Landlord, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Subject to the applicable provisions of the United States Bankruptcy Code (“Bankruptcy Code”}, Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is brought.

In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease by reason of a constructive or actual partial or total eviction or otherwise, Tenant shall not exercise any such right: (i) unless and until it shall have given written notice of such act or omission to the holder of any first mortgage to which this Lease is subject and subordinate, if the name and address of such holder shall previously have been furnished to Tenant; and (ii) unless and until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which Landlord and the holder of such mortgage or either of them, their agents or employees, shall be entitled to enter the Leased Premises and do therein whatever may be necessary to remedy such act or omission. During the period between the giving of such notice and the remedying of such act or omission, the Base Rent and Additional Rent, as applicable, to be paid by Tenant under this Lease shall be abated and apportioned only to the extent that any part of the Leased Premises shall be un-tenantable.

15. Damage by Fire and Other Casualty. In the event fire or other casualty damages the Leased Premises, Landlord shall repair such damage as soon as reasonably possible. In the event the Leased Premises is damaged by fire or other casualty so as to be rendered un-tenantable for the conduct of Tenant’s Use of the Leased Premises, as set forth in numbered Section 1 hereto, and shall not be repaired by Landlord and put into tenantable condition within two hundred seventy (270) days from the time Tenant gives Landlord full and complete possession of the Leased Premises for the purpose of making such repairs, or if Landlord does not commence such repairs within sixty (60) days from the time Tenant gives Landlord full and complete possession of the Leased Premises for purposes of making such repairs, then in either case, Tenant shall have the option to terminate this Lease by a written notice at the end of said sixty (60) days or two hundred seventy (270) days, as the case may be, in which case the Base Rent and Additional Rent as shall be due from Tenant to Landlord up to the date of the casualty, shall be paid by Tenant to Landlord. In case Landlord commences such repairs within sixty (60) days and the Leased Premises are restored and made tenantable within two hundred seventy (270) days, no right to terminate this Lease for such cause shall exist, but the Base Rent and Additional Rent, as applicable, shall abate for the period during which the Leased Premises were un tenantable and to the extent they were unused by Tenant. In the event the Leased Premises are partially damaged by fire or other casualty so as to be not rendered un- tenantable for the conduct of Tenant’s Use of the Leased Premises, as set forth in numbered Section 1 hereto, the Base Rent and Additional Rent, as applicable, shall abate on a pro-rata basis to the extent that the Leased Premises are tenantable.

16. Eminent Domain. If the Leased Premises shall be condemned and taken for any public or quasi-public use, this Lease shall wholly expire on the date title shall vest in the condemnor. Tenant shall not have any claim against Landlord by reason of any condemnation or taking of the whole or any part of the Leased Premises, the Mixed Use Center or any other building on the Property, or the Property itself, nor shall Tenant have any claim to the amount of any portion thereof that may be paid or awarded as compensation and damages or otherwise paid as a result of any condemnation and taking, except for the value at the time of such taking of any leasehold improvements paid for by Tenant. Except for any amounts paid for the value at the time of the taking of any leasehold interest of the Tenant, Tenant hereby assigns to Landlord all Tenant’s right, title and interest in and to any and all amounts awarded or paid by reason of any condemnation and taking. In the event of a partial appropriation of less than twenty-five percent (25%) of the parking lot for the Property, the Lease shall continue in effect but the rental shall be reduced in a reasonable amount to be agreed to by the Landlord and Tenant or the Landlord shall furnish the Tenant other like parking. If the appropriation is of twenty-five (25%) or more of the parking lot for the Property, Tenant shall have the option of terminating this Lease or of continuing same with a reduction in the Base Rent and Additional Rent, as applicable, in a reasonable amount as aforesaid.

17. Waiver of Subrogation. Landlord hereby waives any and all right it may have to recover from Tenant or Tenant’s agents or invitees, damages for any loss occurring to property of Landlord by reason of any act or omission of Tenant; provided, however, that this waiver is limited to those losses for which Landlord is compensated by its insurers and then only to the extent that Landlord’s policies of insurance permit it to waive the insurer’s rights of subrogation. Tenant hereby waives any and all right that Tenant may have to recover from Landlord, or Landlord’s agents or invitees, damages for any loss occurring to property of Tenant by reason of any act or omission of Landlord; provided, however, that this waiver is limited to those losses for which Tenant is compensated by Tenant’s insurers, and then only to the extent that Tenant’s policies of insurance permit Tenant to waive the insurer’s rights of subrogation. Upon request either party furnish to the other certificates evidencing any provisions of such party’s insurance policy relating to such waiver and to deductible features thereof.

18. Modification of Leased Premises Required by Law. Tenant agrees that if Landlord, during the Term, shall be required by any applicable municipal authority, or by any order or decree of any court or of any other governmental authority, to repair, alter, remove, reconstruct or improve any part of the Leased Premises, the Mixed-Use Center and/or the Property and any other buildings located thereon, then, except to the extent such repair, alteration, removal, reconstruction, or improvements are made necessary by Tenant’s construction, use or occupancy of the Leased Premises, or by acts of Tenant, Tenant’s employees or invitees, such repair, alteration, removal, reconstruction or improvements may be made by and at the expense of Landlord and shall not in any way affect the obligations or covenants of Tenant herein contained, and Tenant hereby waives all claims for damages because of such work.

19. Risk of Loss for Property and/or Business. Anything to the contrary herein notwithstanding, all property of Tenant of any kind or description, whatsoever, kept in or on the Leased Premises, the Mixed-Use Center or the Property shall be done so at Tenant’s sole risk, and Landlord shall not be liable for any damage done to or loss of such property, or damage or loss suffered by the business or occupation of Tenant arising from any acts, omissions or neglect of independent contractors, co-tenants or other occupants or persons in or on the Leased Premises, the Mixed-Use Center or the Property, or arising from the bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing fixtures or from electric wires, fire, theft, or from gas or odors, or caused in any other manner whatsoever not limited by the foregoing.

20. Events of Default. The following are “Events of Default”:

A. Tenant shall have failed to pay an installment of Base Rent or Additional Rent or any portion thereof or any other sum of money required to be paid by Tenant by the terms of this Lease when the same shall become due and payable hereunder, and such failure continues for five (5) days; or

B. Tenant shall be in default under any other provisions of this Lease and shall not have commenced to remedy or cure such default for a period of thirty (30) days after Landlord, by written notice, has informed Tenant of such default, or in the event Tenant has taken action to cure such default, but once such cure has commenced, falls to diligently prosecute the curing of the same; or

C. The Leased Premises, or any part thereof, shall have been abandoned; or

D. Bankruptcy Code Transfer. If a petition is filed by or against Tenant under Chapter 7, 11 or 13 of the Bankruptcy Code (or the conversion to a Chapter 11 or 13 proceeding from a proceeding that ls filed by or against Tenant under any other chapter of the Bankruptcy Code) and the Trustee elects to assume this Lease for the purpose of assigning it or otherwise, the assumption or assignment, or both, may be made only if all of the terms and conditions hereinafter set forth are satisfied. If a Trustee fails to assume this Lease within sixty (60) days after his appointment, or within such additional time period as the Bankruptcy Court may allow, this Lease shall be deemed to have been rejected with such rejection constituting an Event of Default entitling Landlord to enforce all rights and remedies set forth ln this numbered Section 20. Assumption of this Lease must satisfy all of the conditions hereinafter set forth, which Landlord and Tenant acknowledge to be commercially reasonable,

If a petition for reorganization under Chapter 11 of the Bankruptcy Code is filed by or against Tenant, or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 proceeding and Tenant as a debtor in possession fails to assume this Lease within sixty (60) days from the date of filing of the petition or the conversion, or within such additional time period as the Bankruptcy Court may allow, debtor in possession will be deemed to have rejected this Lease with such rejection constituting an Event of Default entitling Landlord to enforce all rights and remedies set forth in this numbered Section 20. Assumption of this Lease must satisfy, in Landlord’s business judgment, all of the following conditions that Landlord and Tenant acknowledge to be commercially reasonable:

(i) The Trustee or the debtor-in-possession has cured or has provided to Landlord “adequate assurance”, as defined in this subsection that:

(a) The Trustee will cure all monetary defaults under this Lease within ten (10) days from the date of the assumption; and

(b) The Trustee will cure all non-monetary defaults under this Lease within thirty (30) days from the date of the assumption.

(ii) The Trustee or debtor-in-possession has compensated Landlord, or has provided to Landlord adequate assurance that within ten (10) days from the date of the assumption, Landlord will be compensated for any pecuniary loss it incurred arising from the default of Tenant, the Trustee, or the debtor-in-possession.

(iii) The Trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant’s obligations under the Lease; provided; however, that:

(a) The Trustee or debtor-in-possession will also deposit with Landlord, as security for the timely payment of Base Rent and Additional Rent, an amount equal to three (3) months Base Rent accruing under this Lease.

(b) If required by the terms of this Lease, the Trustee or the debtor-in- possession will also pay in advance, on each day the Base Rent is payable, any Additional Rent that has accrued as of such date.

(iv) Landlord has determined that the assumption of this Lease will not:

(a) Breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Property, the Mixed-Use Center or any other buildings on the Property, as such terms may apply in the Lease; or

(b) Disrupt, in Landlord’s judgment, the tenant mix of the Property or any other attempt by Landlord to provide a specific variety of tenants on the Property that, in Landlord’s judgment, would be most beneficial to all of the tenants of the Property and would enhance the image, reputation and profitability of the Property.

(v) For purposes of this subsection, “adequate assurance” means that:

(a) The Trustee or the debtor-in-possession has, and will continue to have, sufficient assets to assure Landlord that the Trustee or the debtor-in- possession will have sufficient funds to fulfill Tenant’s obligations under the Lease and to keep the Leased Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Leased Premises; and

(b) An order will have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest will have been granted on the property of the estate that ls acceptable for value and kind to Landlord, to secure to Landlord the obligation of the Trustee or debtor-in-possession to cure the monetary or non-monetary defaults under this Lease within the time period set forth above.

(c) If the Trustee or the debtor-in-possession has assumed the Lease, under the terms set forth above, and elects to assign Tenant’s interest under this Lease or the estate created by that interest to another person, that interest or estate may be assigned only if Landlord acknowledges in writing that the intended assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

(vi) For the purpose of this Lease, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied;

(a) The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Landlord to be sufficient or to assure the future performance by the assignee of Tenant’s obligation under this Lease.

(b) If requested by Landlord, the assignee will obtain guarantees in form and substance satisfactory to Landlord, from one or more persons who satisfy Landlord’s standards of credit-worthiness.

(c) Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing agreement or other agreement by which Landlord is bound to permit the assignment.

(d) When, pursuant to the Bankruptcy Code, the Trustee or the debtor- in-possession is obligated to pay reasonable use and occupancy charges for the use of all or a portion of the Leased Premises, the charges will be no less than the Base Rent and Additional Rent and other monetary obligations of the Tenant included herein as Base Rent and/or Additional Rent.

(e) That there will be no breach of any provisions of the Lease.

(f) That the assumption, transfer or assignment of the Lease will not financially disrupt or breach any other tenant lease or disrupt the balance of. the tenant mix on the Property or adjacent lands restricted in any way by the Landlord.

Upon an Event of Default, Landlord may, at its option, immediately and without further notice or obligation to Tenant or Trustee under this Lease, enter into and take possession of the Leased Premises, and, in addition, terminate this Lease without prejudice to any other rights or remedies of Landlord, including, but not limited to, Landlord’s right to be compensated for damages in the bankruptcy proceeding that, if applicable, triggered the Event of Default. In the event of such repossession, Landlord may nevertheless recover from Tenant any Base Rent and Additional Rent up to the time of such entry, and such further sums, if any, as Landlord may be entitled to under the Bankruptcy Act, or other applicable laws then existing. Landlord shall also have the right and option in any such event to relet the Leased Premises for the account of Tenant without such reletting constituting a termination of this Lease, and Tenant shall be liable for any deficiency between the Base Rent and Additional Rent, as applicable, herein reserved and the proceeds realized by such reletting. Landlord shall have the further right, at Landlord’s option, to make such reasonable and necessary alterations, repairs, replacements and/or decoration in the Leased Premises as Landlord considers advisable and necessary for the purpose of reletting the Leased Premises; and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. In such event, Tenant shall pay to Landlord, as liquidated damages for the failure of Tenant to observe and perform Tenant’s covenants herein contained: (i) an amount equal to all of Landlord’s expenses, if any, including reasonable attorneys’ fees incurred in recovering possession of the Leased Premises and all reasonable costs and charges for the care of the Leased Premises while vacant; (11) the cost of any reasonable and necessary alterations, repairs, replacements and/or decorations made by Landlord for the purpose of reletting the Leased Premises; (iii) the cost of such reasonable expenses as Landlord may incur in connection with such reletting; and (iv) any deficiency between the Base Rent and Additional Rent, as applicable, hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of any lease of the Leased Premises for each month of the period which would otherwise have constituted the balance of the Term, or any extension thereof. The cost of making all reasonable and necessary alterations, repairs, replacements and/or decorations, and the expenses incurred by Landlord in connection with such reletting, together with interest thereon at the rate of fifteen percent (15%) per annum, shall be forthwith paid by Tenant upon demand by Landlord. The deficiency in Base Rent and Additional Rent, if any, shall be paid by Tenant on each rent day during the balance of the Term, or any extension thereof, that there is such a deficiency.

Nothing contained in this numbered Section 20 shall be construed so as to limit the right of Landlord to pursue any other remedies available to Landlord under the laws of the jurisdiction where the Leased Premises are located, or to prevent Landlord from pursuing such other remedies as it may have and/or from recovering such other remedies as it may have and/or from recovering such other or additional damages as it may be entitled to recover. The powers, rights and remedies of Landlord with respect to any breach or Event of Default are and shall be cumulative, and no failure or delay on the part of Landlord in the exercise of any power, right or remedy shall operate as a waiver thereof or as a waiver of any Event of Default nor shall any single or partial exercise of any power, right or remedy preclude other or further exercise thereof or the exercise of any other power, right or remedy.

Landlord, without waiving or releasing any .obligation of Tenant upon an Event of Default, may (but shall be under no obligation to) remedy any Event of Default for the account and at the sole cost and expense of Tenant, including the failure by Tenant to maintain the public liability and property damage insurance in the amounts set forth in numbered Section 12 hereof naming Landlord and Landlord’s mortgagee, if any, as additional insureds, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Tenant, enter upon the Leased Premises and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All reasonable out-of-pocket costs and expenses so incurred (including, without limitation, reasonable attorney fees) shall be paid by Tenant to Landlord on demand.

21. Surrender and Holding Over. Tenant shall deliver up and surrender to Landlord possession of the Leased Premises upon the expiration of the Lease, or its sooner termination in any way, in as good condition and repair as the same shall be at the commencement of the original Term (damage by fire and other perils covered by standard fire and extended coverage insurance and ordinary wear and decay excepted). It shall be the absolute obligation of Tenant to remove Tenant’s sign(s) from the exterior of the Leased Premises and to repair all damage resulting from the installation, existence and removal of such sign(s) including, but not limited to, the removal and/or repair, to Landlord’s complete satisfaction, of all holes created in the exterior of the Leased Premises as a result of all lines, conduits and fasteners used in connection with the installation, existence and/or removal of such sign(s). If such repair and/or removal or replacement is not completed within two (2) weeks after expiration or earlier termination of the Lease, Tenant hereby grants to Landlord any and all necessary or required permission(s), consent(s), license(s), approval(s) and easement(s) in order for Landlord to remove the sign(s) and perform the necessary repairs and/or replacements, with the cost thereof subtracted from any security deposit, and if in excess of any security deposit, hold Tenant liable for payment or repayment of such costs.

It is the intention of the parties that Landlord, at the expiration of the Term, or any extension thereof, shall become the sole and absolute owner of the Leased Premises, free of any right, title, interest or estate of Tenant therein, without the execution of any further instruments and without payment of any money or other consideration thereof. Tenant shall, however, execute such further instruments of conveyance as may be requested by Landlord. Subject to numbered Sections 22 and 35 below, Landlord and Tenant mutually agree that all goods, effects, personal property, business and trade fixtures, machinery, mechanical equipment, electrical equipment and movable partitions owned or installed by Tenant at Tenant’s expense shall remain the personal property of Tenant and may be removed by Tenant at the expiration or earlier termination of this Lease, provided that Tenant shall, ln removing any of such property, repair all damage caused by such removal.

No agreement to accept a surrender of the Leased Premises prior to the natural expiration of the Term, or any extension thereof, shall be valid and binding against Landlord unless such agreement shall be in writing and signed by Landlord. Should Tenant remain in possession of the Leased Premises after the termination of this Lease, no tenancy or interest in the Leased Premises shall result therefrom but, at Landlord’s option, such holding over shall be an unlawful detainer or a tenancy at sufferance on a month to month basis except that all terms, covenants and conditions of this Lease applicable thereto, including, without limitation, those set forth ln this subsection shall apply, and all such parties shall be subject to immediate eviction and removal, and Tenant shall, upon demand, pay to Landlord, as liquidated damages, a sum equal to double the Base Rent then in effect for any period during which Tenant shall hold the Leased Premises after the stipulated Term of this Lease may have terminated. No option to extend or renew the Lease shall have been deemed to occur as a result of Tenant’s holdover. In addition to the increased amounts (the sum equal to double the Base Rent) set forth herein, Tenant shall be liable to Landlord for all costs, losses, claims or liabilities (including legal fees) which Landlord may incur in dispossessing Tenant as a result of Tenant’s failure to surrender possession of the Leased Premises to Landlord upon expiration or earlier termination of the Lease.

No holding over by Tenant or payment of money by Tenant to Landlord after termination of this Lease in any manner, or after the giving of any notice by Landlord to Tenant, shall reinstate, continue or extend the Term, or any extension thereof, of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or after the final judgment granting Landlord possession of said Leased Premises, Landlord may receive and collect any sums of Base Rent and Additional Rent due, and Landlord’s acceptance of such sums of money, whether as Base Rent, Additional Rent or otherwise, shall not waive such notice or in any manner affect any pending suit or any Judgment theretofore obtained.

22. Failure of Tenant to Remove Furnishings. If, upon the termination of this Lease in any manner, Tenant shall fall to remove all of Tenant’s furniture, chattels or trade fixtures from said Leased Premises or the Property, Landlord may, at its option, remove all the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord on demand any and all expenses incurred ln such removal·, including court costs and storage charges on such effects for any length of time the same shall be in Landlord’s possession; and Landlord may, at its option, without notice sell such effects, or any of the same at either public or private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal, storage and sale of said effects and Tenant shall be liable for any deficiency. Tenant hereby grants Landlord an irrevocable power of attorney to execute a bill of sale for such effects which are sold by Landlord at public or private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal, storage and sale of said effects and Tenant shall be liable for any deficiency. Landlord shall have the right to bid on said effects and become a purchaser thereof at any such sale.

23. Liens. Tenant agrees that it will not cause or permit any mechanics’ or other liens or encumbrances to be placed on any portion of the Property, the Mixed-Use Center or the Leased Premises or to remain thereon by reason of any work, labor, services or materials claimed to have been performed at or furnished to the Leased Premises at Tenant’s request or for or on behalf of Tenant, or anyone holding the Leased Premises through or under Tenant for which Landlord is not obligated to pay under the terms hereof. If any such lien is placed on any portion of the Property, the Mixed-Use Center or the Leased Premises, Tenant shall forthwith cause the same to be discharged of record by payment, bond, and order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged upon demand, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord, and the amount so paid by Landlord and/or all costs and expenses, including reasonable attorneys’ fee incurred by Landlord in procuring the discharge of such lien, shall be deemed to be Additional Rent immediately due and payable hereunder. Nothing in this Lease shall be construed as consent on part of Landlord to subject Landlord’s estate in the Property, Mixed-Use Center or the Leased Premises to any lien or liability under the laws of the State in which the Leased Premises ls located.

24. Alterations. Tenant may, but shall not be obligated to, make any alterations or other improvements or installations to or upon the Leased Premises so long as such alteration, improvement or installation does not reduce the then value of the Leased Premises, but Tenant agrees not to make any structural repairs or structural or material alterations to or upon the Leased Premises (as further set forth in numbered Section 4 above) without, on each occasion, submitting to Landlord the plans and specifications for any proposed structural repairs or structural or material alterations and obtaining the prior written consent of Landlord. Landlord covenants that it shall not unreasonably delay or withhold such consent. Tenant agrees that any such alterations, other improvements or installations made by it shall be done at its sole expense; in a good and workmanlike manner and in conformity with all valid laws, ordinances and regulations of all public authorities having jurisdiction; that materials of good quality shall be employed therein; that once commenced, such alterations or improvement will be pursued with due diligence and completed within a reasonable time after commencement of construction; and that the structure of the Leased Premises will not be endangered or impaired thereby. Title to all such alterations or other improvements or installations, including Tenant’s Work, shall immediately vest in Landlord and all thereof shall be part of the Leased Premises. Tenant further agrees to indemnify and save Landlord harmless from and against any and all claims, liabilities, costs or expenses, including mechanics’ liens and attorneys’ fees, arising out of or in any way connected to such alterations, improvements or installations. Anything in this Lease to the contrary notwithstanding, Tenant shall have neither the right nor the obligation at the end of the Term, or any renewal term thereof, to remove, change or restore to their original condition any such alterations, improvements or installations.

25. Common Area Maintenance. Landlord grants to Tenant and Tenant’s customers and invitees the right to use, in common with all others to whom Landlord has or may hereafter grant rights to use the same, the Common Areas. The term “Common Areas” shall mean all areas in the Mixed-Use Center which are, from time to time, available for the joint use and benefit of Tenant and other tenants and occupants of the Mixed-Use Center, and their respective employees, agents, subtenants, concessionaires, licensees, customers, and other invitees, including, but not limited to, any and all parking areas, driveways, truck service ways, passageways, sidewalks, entrances, exits, lighting facilities, courts, landscaped areas, retention or detention areas, and utility lines serving such common areas and facilities.

Landlord hereby specifically reserves, by example but not by way of limitation, the following rights with respect to the Common Areas: (i) to establish reasonable rules and regulations for the use thereof; (ii) to use or permit the use by others to whom Landlord may grant or has granted such rights for promotional activities; (iii) to close all or any portion thereof as may be deemed necessary by Landlord’s legal counsel to prevent a dedication thereof or the accrual of any rights to any person or the public therein; (iv) to change the layout of such Common Areas, including the right to reasonably add to or subtract from their shape and size, whether by the addition of additional land, building improvements or otherwise; (v) to grant or enter into cross easement agreements or deeds of declaration expanding the Property or granting owners of other property rights over the Property, which agreements may include, but not be limited to, certain parking, utility, access, ingress, egress and building provisions; and (vi) to modify or limit the above reservations in regard to any specific tenant in such tenant’s lease.

Tenant shall pay monthly to Landlord, in accordance with Landlord’s estimation as more fully described below, on the same date Base Rent is due, as Additional Rent, Tenant’s Common Area Charge (as hereinafter defined) for its share of the Common Area Operating Expenses (as hereinafter defined) of the Property.

“Common Area Operating Expenses” as used herein shall be defined as all costs and expenses billed to Landlord for the operation, maintenance, replacement, repair and/or use of the common facilities of the Property and/or other related areas directly servicing the Common Areas, including, without limitation, snow and ice removal therefrom; the cost of grounds maintenance including, but not limited to, charges for maintaining plant materials, fertilizer, pesticides, grass mowing, pruning of plants, and planting of annual flowers; repairs to any signs identifying the Property or the Mixed-Use Center; cleaning, maintenance and repair to the private and/or public parking lots, drives and private and/or public sidewalks servicing the Property and/or the Mixed- Use Center including re-striping of parking spaces, patching of deteriorated pavement, and replacement of parking signs or directional signs; lighting; janitorial services and supplies including cleaning and trash removal; security; insurance costs; removal of trash, rubbish, garbage and other refuse from the Property and/or the Mixed-Use Center including the rental cost of dumpster units; common utilities which are not separately metered, including, but not limited to, water and sewer charges and charges for exterior landscaping irrigation systems, and utilities charges for the Common Areas; the cost of service contracts with independent contractors to maintain on a regular basis the plumbing systems outside rentable areas of each tenant; the cost to provide for pest control and exterminating services for the Common Areas; reasonable reserves for replacement and seasonal decorating and events; any property owner assessments; any special assessments; bookkeeping and accounting fees of Landlord; marketing expenses; water feature expenses; and a management fee of five percent (5%) of the total of all rents payable by tenants and other occupants within the Mixed-Use Center pursuant to any leases or other agreements.

Tenant’s Common Area Charge shall be determined by multiplying the Common Area Operating Expenses incurred by Landlord by the percentage or fraction obtained by dividing the square feet within the Leased Premises by the greater of: (i) the average square footage of floor space actually leased within all buildings within the Mixed-Use Center during any calendar year; or (ii) ninety percent (90%) of the total number square feet of leasable floor areas within all buildings within the Mixed-Use Center. In the event a specific tenant and/or tenants in the Mixed-Use Center ls/are wholly responsible under the terms of that tenant’s lease in regard to its individual [eased premises to maintain, repair and replace or provide for any of the specific items set forth iii this section, then such tenant or tenants’ leasable floor area shall not be included in the compu- tation used to calculate Tenant’s Common Area Charge in regard to the above specific item or iterns.

Tenant shall comply with all reasonable recommendations of Landlord’s insurance underwriters and insurance companies as to fire prevention and other items and shall comply with all such recommendations if non-compliance with such recommendations would or will result in an increase or escalation of the insurance rate(s) for the Leased Premises and/or adjoining and/or adjacent structures on the Mixed-Use Center.

Tenant’s Common Area Charge shall be paid in monthly installments, as Additional Rent, on the same day Base Rent is due, or would be due if Base Rent had not been prepaid, in an amount to be estimated by Landlord. Within one hundred eighty (180) days following the end of the period used by Landlord in estimating Landlord’s cost, Landlord shall furnish to Tenant a statement (hereinafter referred to as the “Landlord’s Statement”) of the actual amount of Tenant’s proportion- ate share of such Common Area Charge for such period. Within fifteen (15) days thereafter, Tenant shall pay to Landlord, as Additional Rent, or Landlord shall remit to Tenant, as the case may be, the difference between the estimated amounts paid by Tenant and the actual amount of Tenant’s Common Area Charge for such period as shown by such statement.

The books and records available to Landlord and showing all Common Area Operating Expenses shall also be open to inspection by Tenant, upon advanced, reasonable, written notice from Tenant, or its designated agents, during normal business hours for a period of ninety (90) days after receipt by Tenant of the billing of such Common Area Operating Expenses.

26. Estoppel Certificates

At any time and from time to time, Tenant agrees, within ten (10) days from the date of a request in writing from Landlord (which notice is hereby deemed given) to execute and deliver to Landlord, for the benefit of such persons as Landlord names in such request, a statement in writing and in form and substance satisfactory to Landlord certifying to such of the following information as Landlord shall request:

A. That this Lease is in full force and effect;

B. That Tenant knows of no default hereunder on the part of Landlord, or if it has reason to believe that such a default exists, the nature thereof in reasonable detail;

C. The amount of the Base Rent and Additional Rent, as can reasonably be estimated, and/or any other charges hereunder being paid and the last date to which Base Rent and Additional Rent and/or any other charges hereunder have been paid;

D. That this Lease has not been modified, or it if has been modified, the terms and dates of such modifications;

E. That the Term of this Lease has been commenced;

F: The Commencement Date and expiration dates of this Lease;

G. Whether there exist any claims or deductions from, or defenses to, the payment of Base Rent and Additional Rent and/or any other charges hereunder;

H. That Tenant’s store is completed and open for business; and

I. Such other matters as may be reasonably requested by Landlord and Landlord’s mortgagee(s), provided such facts are true and ascertainable.

If Tenant fails to execute and deliver to Landlord a completed estoppel certificate as required under this numbered Section 26, Tenant hereby appoints Landlord as its attorney-in-fact to execute and deliver such certificate for and on behalf of Tenant.

27. Security Deposit. Tenant shall deposit with Landlord, upon the execution of this Lease, the sum of Five Thousand Four Hundred Thirty-One and 50/100 ($5,431.50) Dollars to be held by Landlord as a security deposit. (11Security Deposit”) to insure the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. At the termination of this Lease for whatever cause, Landlord may use, apply or retain all or any portion of the Security Deposit for any obligations of Tenant arising under the terms of this Lease or as liquidated damages for Tenant’s premature termination of the Term; providing, however, that in any such event, Landlord may seek redress against Tenant for any damages suffered by Landlord in excess of the Security Deposit. The Security Deposit or any portion not so used, applied or retained, shall be refunded to Tenant within forty-five (45) days after termination of tenancy and delivery or possession of the Leased Premises to Landlord. Tenant shall not utilize the Security Deposit as Base Rent or Additional Rent, deduct the same from the last month’s Base Rent or Additional Rent or require Landlord to indemnify itself by resort to the Security Deposit with respect to any violations or default by Tenant. In the event that any part of the Security Deposit shall have been utilized by Landlord in accordance with the terms hereunder, Tenant shall, upon demand, deposit with Landlord a sum equal to the amount spent by Landlord so that Landlord shall have the full Security Deposit on hand at all times during the Term, any extensions, renewals, or holding over. In the event of a sale, transfer, or assignment by Landlord of its interests in the Leased Premises or this Lease, Landlord shall have the right to deliver the Security Deposit to the grantee, whereupon Landlord shall be released from the liability for the return of the Security Deposit and Tenant shall look solely to the new Landlord for the return of the Security Deposit. In the event Landlord consents to an assignment or sublease of this Lease by Tenant, the Security Deposit shall be deemed to be held by Landlord as a deposit made by Tenant’s assignee or sublessee and Landlord shall have no further liability to return such Security Deposit to the assignor or sublessor.

28. Assignment. Tenant shall not assign this Lease or sublet the Leased Premises, or any part thereof, unless .Landlord’s written consent shall be first obtained; and no such assignment or subletting shall operate to relieve Tenant from its obligation to pay Base Rent and Additional Rent and perform all other covenants herein stipulated to be performed by Tenant. No assignment by operation of law shall be effective to transfer any rights to the said assignee without the written consent of Landlord having first been obtained. No assignment by, from, through or under Tenant in violation of the provisions hereof shall vest in the assigns any right, title or interest whatsoever, Landlord may assign this Lease freely without restriction.

29. Effect of Waiver. No waiver by Landlord of any condition or covenant of this Lease shall be deemed to imply or constitute a further waiver of the same or any other condition or covenant of said Lease. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy herein mentioned or any other remedy, which Landlord may have, either in law or in equity.

30. Quiet Enjoyment. Provided Tenant shall perform all the covenants and agreements herein required to be performed by Tenant and provided Tenant is not in default hereunder, Landlord covenants and agrees that then and only then Tenant shall at all times during the continuance of this Lease have the peaceable and quiet enjoyment and possession of the Leased Premises without any hindrance from Landlord or any person or persons lawfully claiming through Landlord, subject, however, to the terms of this Lease (including but not limited to casualty and eminent domain provisions), all mortgages,. leases and underlying leases, development agreements, deeds of declaration, reciprocal easement agreements and exclusive and/or restrictive use agreements to which Landlord and/or this Lease are bound or subject, and all matters of record to which this Lease is or may become subject and subordinate.

31. Delivery of Notice. “Notice” shall mean any notice, demand, request or other communication or document to be provided under the Lease by or on behalf of one party to the other. The Notice shall be in writing and shall be given to the party at its address first set forth above or such other address as the party may later specify for that purpose by notice to the other party. Each Notice shall, for all purposes, be deemed given and received.

A. If hand delivered to a party against receipted copy, when the copy of the notice is receipted;

B. If given by a nationally recognized and reputable overnight delivery service (provided the delivery service keeps records of the time and date of delivery), the day on which the notice is actually received by the party; or

C. If given by United States mail, by registered or certified mail, return receipt requested, postage prepaid, one (1) business day after it is posted with the United States Postal Service.

The provisions above governing the date on which a Notice is deemed to have been received by a party to the Lease shall mean and refer to the date on which a party to this Lease, and not its counsel or other recipient to which a copy of the Notice may be sent, is deemed to have received the Notice. If Notice is tendered under the provisions of this Lease and is refused by the intended recipient of the Notice, the Notice shall nonetheless be considered to have been given and shall be effective as of the date provided in this Lease. The contrary notwithstanding, any Notice given to Tenant ln a manner other than that provided in this Lease that is actually received by Tenant shall be effective with respect to Tenant on receipt of the notice.

32. Declarations, Rules and Regulations. Tenant and its agents, employees, licensees and visitors shall at all times abide by and faithfully comply with such reasonable rules and regulations, not inconsistent with this Lease, as Landlord may from time to time adopt. Landlord shall not be liable to Tenant for the violation of any of said rules and regulations or the breach of any covenant or condition in any Lease by any other tenant in the building.

33. Landlord’s Successors and Assigns. All terms, conditions and covenants stipulated herein to be observed and performed by the parties hereto and their respective, successors and assigns, subject to the requirement of consent by the Landlord to any assignment by Tenant, and the benefit of any and all terms, covenants, conditions and things to be done on the part of Tenant, its, successors and assigns, shall pass to the successors and assigns of Landlord.

34. Short-Form Lease. This Lease shall not be recorded. The parties will, at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short-form of lease, setting forth a description of the Leased Premises and the Term of the Lease, together with any option rights, but will not reflect any rental or other monetary provisions.

35. Equipment Furnished by Tenant; Lien on Tenant’s Property. Tenant will or has furnished certain equipment, personal property, furnishings and other improvements as also noted on the attached, or to be attached, Plans and Specifications (see Exhibit “C”), To protect Landlord in the event Tenant defaults hereunder, Tenant hereby grants to Landlord a continuing security interest for all Base Rent and Additional Rent, and upon all goods, wares, chattels, fixtures, furniture and other personal property of Tenant, which are or may be located on the Leased Premises, and the proceeds thereof, none of which may be removed from the Leased Premises without Landlord’s consent so long as any Base Rent or Additional Rent remains unpaid. Tenant hereby grants to Landlord a continuing irrevocable power of attorney for Landlord to execute such financing statements, continuation statements and other instruments as are necessary or desirable, in Landlord’s judgment, to perfect such security interest.

36. Definition of Landlord. Landlord shall mean only the owner or the mortgagee in possession for the time being of the Leased Premises, so that in the event of a conveyance of the Leased Premises, Landlord shall be and hereby is entirely free and relieved of all of the obligations of Landlord hereunder arising after the date of the conveyance, and it shall be deemed without further agreement between the parties that the grantee has succeeded to the obligations of Landlord hereunder thereafter accruing.

37. Broker’s Commission. Tenant warrants that, except for any amounts payable by Landlord to its agent, there are no claims for broker’s commissions or finder’s fees in connection with its execution of this Lease and agrees to indemnify and save Landlord harmless from any liability that may arise from such claims, including reasonable attorney fees.

38. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and Additional Rent and other sums of money due hereunder and herein stipulated shall be deemed to be other than on account of the earliest stipulated amount of such items, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as one of such items be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such item or pursue any other remedy provided for in this Lease or available at law or in equity.

39. Compliance with Laws. Tenant shall, at its expense, comply with all laws, orders, ordinances and regulations of federal, state, county and municipal authorities and with all direction made pursuant to law by any public officer or officers with respect to the use or manner of use of the Leased Premises, and Tenant shall exonerate, save harmless, protect and indemnify Landlord with respect thereto. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the Leased Premises or method of operation therein, violated any such laws, orders, ordinances and regulations.

40. Additional Rent. As used herein “Additional Rent” shall mean any and all amounts, including the Late Charge but excepting any amounts deemed liquidated damages hereunder, to be paid by Tenant to Landlord pursuant to any provision of this Lease that is in addition to Base Rent, whether such additional amounts are to be periodic and recurring or not, with all such Additional Rent being, except as otherwise provided herein, subject to all provisions of this Lease and of law as to default in the payment of Base Rent and to the provisions regarding the Late Charge. The Additional Rent for the Tax Reimbursement (Section 10) and Common Area Operating Expenses (Section 25) is estimated to initially be Seven ($7.00) Dollars per RSF per year ($2,112.25 per month) and is due for all months of the Lease following the Commencement Date, including for months with “free” or “no charge” Base Rent.

41. Joint and Several. Tenant’s obligations hereunder are joint and several; each person who signs this Lease as Tenant or a Guarantor thereof is fully and personally obligated to keep all of the promises and obligations made by Tenant and to pay the full amount owed by Tenant hereunder.

42. Tenant’s Remedies. If Landlord shall be in default in the performance of any covenant or obligation herein contained and shall not have commenced to remedy or cure such default for a period of thirty (30) days after Tenant, by written notice, has informed Landlord of such default, or in the event Landlord has taken action to cure s1,1ch default, but once such cure has commenced, Landlord fails to diligently prosecute the curing of such default, then Tenant’s sole remedy is to terminate this Lease.

43. Landlord1s Limitation of Liability. Anything in this Lease to the contrary notwithstanding, no general or limited partner or member or manager of Landlord, or any general or limited partner or member or manager of any partner or member of Landlord, or any shareholder of Landlord or of any corporate partner of Landlord or of any corporate partner of any partner of Landlord, or any other holder of any equity interest in Landlord, or in any entity comprising Landlord or its partners or members, shall be personally liable with respect to any of the covenants, terms and conditions of this Lease, or the observance or performance of the Landlord’s obligations under this Lease, nor shall any of the aforesaid constituent parties have any liability to Tenant for any damages, whatsoever, actual or consequential, hereunder. Landlord’s liability under this Lease shall be limited to Landlord’s interest in the Mixed-Use Center, and Tenant shall look solely to the interest of Landlord, its successors and assigns, in the Mixed-Use Center for the satisfaction of each and every remedy of Tenant against Landlord. If Landlord shall fail to observe or perform any covenant, term or condition of this Lease upon Landlord’s part to be observed or performed and, as a consequence of such failure, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Mixed-Use Center as the same may then be encumbered. Tenant shall not look to any ·or Landlord’s other assets, or to satisfy any money or deficiency judgment, nor look to any of Landlord’s aforesaid constituent parties for any personal liability hereunder, such exculpation of personal liability is and shall be absolute and without exception whatsoever. In the event of the sale and/or transfer of Landlord’s right, title and interest in this Lease, the Leased Premises, the Mixed Use Center and/or the Property, Landlord shall be released from all liability and obligations hereunder. In no event shall Landlord have any liability for any special or consequential damages, including, but not limited to, loss of profits.

44. No Partnership. Landlord, through its execution of this Lease, does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

45. Entire Agreement. This Lease, its Exhibits and any addendum or addenda attached, or to be attached, hereto, including the Personal Guaranty, if any, shall be and are hereby specifically incorporated herein as if actually rewritten herein and set forth all the covenants, promises, agreements, assurances, representations, warranties, statements, conditions and understandings between Landlord and Tenant concerning the Leased Premises, the Mixed Use Center and the Property and there are no covenants or representations, oral or written, between them other than as are herein set forth, Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any representations not set forth in this Lease, it has not relied on any such representations, no such representations shall be used in the interpretation or construction of this Lease, and Landlord shall have no liability for any consequences arising as a result of any such representations.

46. Severability. In the event that any provision or section of this Lease is rendered invalid by the decision of any court or by the enactment of any law, ordinance or regulation, such provision of this Lease shall be deemed to have never been included therein and the balance of this Lease shall continue ln effect in accordance with its terms shall be valid and enforceable to the fullest extent permitted by the law.

47. Survival. Certain obligations on Tenant’s part to be performed hereunder, which cannot by certain circumstances be performed prior to the expiration or sooner termination of this Lease, shall and will survive such expiration or sooner termination of this Lease. The survival provisions of this Lease shall be and are hereby deemed by the parties a material inducement for Landlord’s execution of this Lease.

48. Extra Hazardous Activity/Pollution/Environmental Covenants.

A. Tenant shall not do or permit to be done, or keep or suffer to be kept, anything in, upon or about the Mixed-Use Center or Leased Premises that will contravene Landlord’s policies insuring against loss or damage by fire or other hazards, or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. Tenant shall not use or occupy or permit the Mixed-Use Center or Leased Premises to be occupied, nor do or permit anything to be done in or on the Mixed-Use Center or Leased Premises, in whole or in part, which will cause or be apt to cause structural injury to any part of the Mixed-Use Center or Leased Premises, or as will constitute a public or private nuisance or as will cause pollution or contamination of the air, water and/or ground or will violate any Legal Requirements (as defined below) now or hereafter in force with respect to the Mixed-Use Center or Leased Premises. Tenant shall permit no waste, damage or injury to the Mixed-Use Center or Leased Premises.

B. Tenant represents, warrants and covenants that it will not use, generate, transport, store, treat, manufacture, refine, handle, produce, process or dispose of Hazardous Materials (as defined below) on, from or affecting the Leased Premises in any manner.

C. Tenant shall indemnify, defend and hold harmless Landlord, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, including attorney fees, fees of environmental consultants and laboratory fees, known or unknown, contingent or otherwise, arising out of or in any way related to the presence, use, shipment, storage, disposal, discharge, release or threatened release of any Hazardous Materials by Tenant on, over, under, in, from or affecting the Leased Premises, any other portion of the Property, or the soil, water, vegetation, buildings, personal property, persons or animals thereon. The aforesaid indemnification applies to, but is not limited to, claims or liability regarding air pollution, water pollution, land pollution, groundwater pollution, solid and hazardous waste management and toxic or hazardous substance control and shall survive the expiration or earlier termination of this Lease.

D. Landlord shall have free access to the Leased Premises to inspect or examine same at any time for the purpose of reviewing Tenant’s compliance with respect to these environmental covenants. In the event Landlord discovers any violation of these covenants, Landlord shall have the immediate right to cancel this Lease and obtain immediate possession of the Leased Premises. Tenant shall remain liable to Landlord for any action deemed necessary by Landlord in connection with such situation.

E. For purposes of this Lease, “Hazardous Materials” shall mean any and all flammable materials, explosives, radioactive materials, infectious materials, medical wastes (as further defined below), and hazardous or toxic substances, materials, wastes and related materials defined as hazardous or regulated in or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §9601, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §6901 , et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §2601, et seq.), Clean Air Act, the Clean Water Act, the Safe Drinking Water Act and the counterparts of such statutes of the State in which the Leased Premises is located or any other federal, state or local law having a similar or related purpose or the regulations adopted and publications promulgated pursuant to any such federal, state or local law (collectively, the “Legal Requirements”) and shall include without limitation, oil, gasoline and petroleum products, crude oil and any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas useable for fuel, asbestos and polychlorinated biphenyls.

F. Promptly, but in any event within thirty (30) calendar days from the date Tenant has actual knowledge thereof, Tenant shall provide to Landlord written notice of any pending or threatened environmental claim involving any Legal Requirement or other environmental law on or in connection with the Mixed-Use Center or Leased Premises. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Tenant’s proposed response thereto. In addition, Tenant shall provide to landlord, within five (5) business days of receipt, copies of all material written communications with any governmental authority relating to any Legal Requirement or other environmental law in connection with the Mixed-Use Center or Leased Premises. Tenant shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Landlord.

49. Subordination, Non-Disturbance and Attornment. Tenant agrees that this Lease shall, at Landlord’s request, be subject and subordinate to any first mortgage or deed of trust hereafter placed upon the Leased Premises upon the condition that the mortgagee or holder of a deed of trust provide Tenant with a Subordination, Non-Disturbance and Attornment Agreement.

50. Landlord’s Obligations. Landlord’s representations, warranties and obligations under this Lease are expressly conditioned upon Landlord’s acquisition of the fee interest in the Property and development conditions which make the proposed Mixed Use Center development feasible for Landlord. In the event: (i) Landlord is unable to acquire the fee interest in the Property; or (ii) development conditions, beyond the control of Landlord, make the proposed Mixed Use Center development unfeasible for Landlord, then in either case Landlord may terminate this Lease, ln which case this Lease shall become null and void.

51. Governing Law/Consent to Venue and Jurisdiction. This Lease shall be interpreted under the laws of the State of North Carolina and any dispute between the parties shall be governed by and determined in accordance with the substantive and procedural laws of the State of North Carolina, which laws shall prevail in the event of any conflict of law. lf either party hereto commences a suit or legal action to enforce any rights of its own or duties of the other party hereunder, the other party hereby agrees, consents and submits to the personal Jurisdiction of the courts of the State of North Carolina, with respect to such suit or legal action, and each party also hereby consents and submits to and agrees that venue in any such suit or legal action shall be brought in Iredell County, North Carolina. Landlord and Tenant, and any successor or assign of either, each hereby waive any and all personal rights under applicable law or in equity to object to the Jurisdiction, venue and service in said courts and county. Such jurisdiction and venue shall be exclusive of any other jurisdiction and venue. EACH OF THE PARTIES HERETO IRREVOCABLEY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE AND FOR ANY COUNTERCLAIM THEREIN.

Landlord and Tenant have caused this Lease to be signed on the day and year first above written.

LANDLORD:

Langtree Development Company, LLC, a North Carolina limited liability company

By:	/s/ Timothy Grohnke

Print Name:	Timothy Grohnke
Print Title:	Manager

TENANT:

JDL Digital Systems DBA Airship Industries Inc. a Washington State Corporation

By:	/s/ Paul Allen

Print Name:	Paul Allen
Print Title:	President, Airship Industries, Inc.

LANDLORD’S ACKNOWLEDGEMENT

STATE OF OHIO, COUNTY OF WOOD, SS:

The foregoing instrument was acknowledged before me this 31st day of December, 2020, by Timothy Grohnke as Manager of Langtree Development Company, LLC, a North Carolina limited liability company, on behalf of said limited liability company.

/s/ Kaley R. Beard
Notary Public

TENANT’S ACKNOWLEDGEMENT

STATE OF NORTH CAROLINA, COUNTY OF IREDELL, SS:

The foregoing instrument was acknowledged before me this 30th day of December, 2020, by Paul Allen as President of AIRSHIP Industries, Inc., a Washington State Corporation, on behalf of said Corporation.

/s/ Heather Misenheimer
Notary Public

Exhibit “A”

“Legal Description of Property”

Lying In Davidson Township, Iredell County, North Carolina:

BEING all of Lot 1 of LANGTREE GATEWAY Subdivision as platted, planned and recorded in Plat Book 67, Page 38, Iredell County Registry, reference to said plat being made for a more particular description.

Exhibit “B”

“Outline of the floor space of the Leased Premises”

First Floor	Second Floor

Exhibit “C”

“Tenant’s Plans and Specifications”